UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2012

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

David Morrison resigned from the STAAR Surgical Company Board of Directors on March 8, 2012 after 11 years of service.

Mr. Morrison’s resignation is not due to any disagreement with STAAR on any matter relating to STAAR’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2012	STAAR Surgical Company

	By:	/s/ Barry G. Caldwell
Barry G. Caldwell President and Chief Executive Officer